Exhibit 10(b)
COMMERCIAL LEASE CONTRACT
     THIS LEASE, made this 1st day of June, 2008, by and between Ronald D. Ordway, first party (hereinafter called “Landlord”), and Video Display Corp., second party (hereinafter called “Tenant”),
WITNESSETH:
     1. PREMISES. The Landlord, for and in consideration of the rents, covenants, agreements, and stipulations hereinafter mentioned, reserved, and contained, to be paid, kept, and performed by the Tenant, has leased and rented, and by these presents does lease and rent, unto the said Tenant, and said Tenant hereby agrees to lease and take upon the terms and conditions which hereinafter appear, the following described property (hereinafter called the “Premises”), to-wit:
and being known as 4601 Lewis Road, Stone Mountain, GA. 30084
     No easement for light or air is included in the premises.
     2. TERM. To have and to hold the same for a term of 120 months, beginning on the 1st day of June, 2008, and ending on the 31st day of May, 2018, at midnight, unless sooner terminated as hereinafter provided.
     3. RENTAL. Tenant agrees to pay Landlord, by payments to Landlord at Landlord’s office located at 1868 Tucker Industrial Drive, promptly on the first day of each month in advance, during the term of this Lease, a monthly rental of $10,000.00, subject to five percent (5%) annual increases in the cost of living as hereinafter computed.
     4. UTILITY BILLS. Tenant shall pay all utility bills, including, but no limited to, water, sewer, gas, electricity, fuel, light, and heat bills, for the Premises, and Tenant shall pay all charges for garbage collection services or other sanitary services rendered to the Premises or used by Tenant in connection therewith. If Tenant fails to pay any of said utility bills or charges for garbage collection or other sanitary services, Landlord may pay the same and such payment may be added to the rental of the Premises next due as additional rental.
     5. USE OF PREMISES. The Premises shall be used for general office and warehouse purposes and no other. The Premises shall not be used for any illegal purposes; or in any manner to create any nuisance or trespass; or in any manner to vitiate the insurance or increase the rate of insurance on the Premises.
     6. ABANDONMENT OF PREMISES. Tenant agrees not to abandon or vacate the Premises during the period of this Lease, and agrees to use said Premises for the purpose herein leased until the expiration hereof.
     7. REPAIRS BY LANDLORD. Landlord has leased the facilities to the Tenant on a triple net basis which is understood by both parties as causing the Tenant to be responsible for any and all repairs and maintenance of the building and property and included equipment. Tenant shall promptly report in writing to Landlord any defective condition known to it which Tenant is required to repair, and failure to so report such defects shall not relieve the Tenant from his financial responsibility to Landlord for any damages incurred by Landlord by reason of such defects.
     8. REPAIRS BY TENANT. Tenant accepts the Premises in their present condition and as suited for the uses intended by Tenant. Tenant shall, throughout the initial term of this Lease and all renewals thereof, at its expense, maintain the Premises in good order and repair, including the building and other improvements located thereon, except those repairs expressly required to be made by Landlord. Tenant further agrees to care for the grounds around the building, including the mowing of grass, paving, care of shrubs, and general landscaping. Tenant agrees to return said Premises to Landlord at the expiration or prior to termination, of this Lease in as good condition and repair as when first received, natural wear and tear, damage by storm, fire, lightning, earthquake, or other casualty alone excepted.. Tenant agrees to keep in good repair the roof, foundations, and exterior walls of the Premises (including all glass and all exterior doors), and underground utility and sewer pipes outside the exterior walls of the Building, except repairs rendered necessary by the negligence of Landlord, its agents, employees, or invitees. Landlord gives to Tenant exclusive control of the Premises and shall be under no obligation to inspect said Premises.
     9. DESTRUCTION OF, OR DAMAGE TO PREMISES. If the Premises are totally destroyed by storm, fire, lightning, earthquake, or other casualty, this Lease shall terminate as of the date of such destruction, and rental shall be accounted for as between Landlord and Tenant as of that date. If the Premises are damaged but no wholly destroyed by any such casualties, rental shall abate in such proportion as use of the Premises has been destroyed, and Landlord shall restore the Premises to substantially the same condition as before damage as speedily as practicable, whereupon full rental shall recommence.
     10. INDEMNITY. Tenant agrees to indemnify and save harmless the Landlord against all claims for damages to persons or property by reason of use or occupancy of the Premises, and all expenses incurred by Landlord because thereof, including attorneys’ fees and court costs.
     11. GOVERNMENTAL ORDERS. Tenant agrees, at its own expense, to promptly comply with all requirements of any legally constituted public authority made necessary by reason of Tenant’s occupancy of said Premises. Landlord agrees to promptly comply with any such requirements if not made necessary by reason of Tenant’s occupancy. It is mutually agreed, however, between Landlord and Tenant, that if in order to comply with such requirements, the cost to Landlord or Tenant, as the case may be, shall exceed a sum equal to one (1) year’s rent, then Landlord or Tenant who is obligated to comply with such requirements is privileged to terminate this Lease by giving written notice of termination to the other party, by certified mail, which termination shall become effective sixty (60) days after receipt of such notice, and which notice shall eliminate necessity of compliance with such requirement by the party giving such notice unless the party receiving such notice of termination shall, before termination becomes effective, pay to the party giving notice all costs of compliance in excess of one (1) year’s rent, or secure payment of said sum in a manner satisfactory to the party giving notice.
     12. CONDEMNATION. If the whole of the Premises, or such portion thereof as will make the Premises unusable for the purposes herein leased, be condemned by any legally constituted authority for any public use or purpose, then in either of said events the term hereby granted shall cease from the date when possession thereof is taken by public authorities, and rental shall be accounted for as between Landlord and Tenant as of said date. Such termination, however, shall be without prejudice to the rights of either Landlord or Tenant to recover compensation and damage caused by condemnation from the condemner. It is further understood and agreed that neither the Tenant nor Landlord shall have any rights in any award made to the other by any condemnation authority notwithstanding the termination of the Lease as herein provided.
     13. ASSIGNMENT AND SUBLETTING. Tenant may not sublet any portion of the premises to others nor may Tenant assign its interest in this Lease to any person without the written consent of Landlord.
     14. REMOVAL OF FIXTURES. Tenant may (if not in default hereunder), prior to the expiration of this Lease or any extension thereof, remove all fixtures and equipment which he has placed in the Premises, provided Tenant repairs all damage to the Premises caused by such removal.

     15. CANCELLATION OF LEASE BY LANDLORD. It is mutually agreed that in the event Tenant shall default in the payment of rent, including additional rent, herein reserved, when due, and fails to cure said default within five (5) days after written notice thereof from Landlord; or if Tenant shall be in default in performing any of the terms or provisions of this Lease other than the provision requiring the payment of rent, and fails to cure such default within thirty (30) days after the date of receipt of written notice of default from Landlord; or of Tenant is adjudicated bankrupt; or if a permanent receiver is appointed for Tenant’s property and such receiver is not removed within sixty (60) days after written notice from Landlord to Tenant to obtain such removal; or if, whether voluntarily or involuntarily, Tenant takes advantage of any debtor relief proceedings under any present or future law, whereby the rent or any part thereof is, or is proposed to be, reduced or payment thereof deferred; or if Tenant makes as assignment for the benefit of creditors; or if Tenant’s effects should be levied upon or attached under process against Tenant, not satisfied or dissolved within thirty (30) days after written notice from Landlord to Tenant to obtain satisfaction thereof; then, and in any of said events, Landlord, at his option, may at once, or within six (6) months thereafter (but only during continuance of such default or condition), terminate this Lease by written notice to Tenant; whereupon this Lease shall end. After an authorized assignment or subletting of the entire Premises covered by this Lease, the occurring of any of the foregoing defaults or events shall affect this Lease only if caused by, or happening to, the assignee or sublessee. Any notice provided in this paragraph may be given by Landlord or his attorney. Upon such termination by Landlord, Tenant will at once surrender possession of the Premises to Landlord and remove all of Tenant’s effects therefrom; and Landlord may forthwith re-enter the Premises and repossess itself thereof, and remove all persons and effects therefrom, using such force as may be necessary without being guilty of trespass, forcible entry, or detainer or other tort.
     16. RELETTING BY LANDLORD. Landlord, as Tenant’s agent, without terminating this Lease, upon Tenant’s breaching this contract, may, at Landlord’s option, enter upon and rent the Premises at the best price obtainable by reasonable effort, without advertisement and by private negotiations and for any term Landlord deems proper. Tenant shall be liable to Landlord for the deficiency, if any, between Tenant’s rent hereunder and the price obtained by Landlord on reletting.
     17. EXTERIOR SIGNS. Tenant shall place no signs upon the outside walls or roof of the Premises except with the written consent of Landlord. Any and all signs placed on the within Premises by Tenant shall be maintained in compliance with rules and regulations governing such signs and the Tenant shall be responsible to Landlord for any damage caused by installation, use, or maintenance of said signs, and Tenant agrees upon removal of said signs to repair all damage incident to such removal.
     18. ENTRY FOR CARDING, ETC. Landlord may card premises “For Rent” or “For Sale” thirty (30) days before the termination of this Lease. Landlord may enter the Premises at reasonable hours to exhibit same to prospective purchasers or tenants and to make repairs required of Landlord under the terms hereof, or to make repairs to Landlord’s adjoining property, if any.
     19. EFFECT OF TERMINATION OF LEASE. No termination of this Lease prior to the normal ending thereof, by lapse of time or otherwise, shall affect Landlord’s right to collect rent for the period prior to termination thereof.
     20. MORTGAGEE’S RIGHTS. Tenant’s rights shall be subject to any bona fide mortgage or deed to secure debt which is now, or may hereafter be, placed upon the Premises by Landlord.
     21. NO ESTATE IN LAND. This contract shall create the relationship of Landlord and Tenant between the parties hereto; no estate shall pass out of Landlord. Tenant has only a usufruct, not subject to levy and sale, and no assignable by Tenant except by Landlord’s consent.

     22. HOLDING OVER. If Tenant remains in possession of Premises after expiration of the term hereof, with Landlord’s acquiescence and without any express agreement of parties, Tenant shall be a tenant at will at the rental rate in effect at the end of this Lease; and there shall be no renewal of this Lease by operation of law.
     23. ATTORNEYS’ FEES. If any rent owing under this Lease is collected by or through an attorney at law, Tenant agrees to pay fifteen percent (15%) thereof as attorneys’ fees.
     24. RIGHTS CUMULATIVE. All rights, powers, and privileges conferred hereunder upon the parties hereto shall be cumulative but not restrictive to those given by law.
     25. SERVICE OF NOTICE. Tenant hereby appoints as his agent to receive service of all dispossessory or distraint proceedings and notices hereunder, and all notices required under this Lease, the person in charge of the Premises at the time, or occupying said Premises; and if no person is in charge of, or occupying said Premises, then such service or notice may be made by attaching the same on the main entrance to said Premises. A copy of all notices under this Lease shall also be sent to Tenant’s last known address, if different from said Premises.
     26. WAIVER OF RIGHTS. No failure of Landlord to exercise any power given Landlord hereunder, or to insist upon strict compliance by Tenant with his obligation hereunder, and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of Landlord’s right to demand exact compliance with the terms hereof.
     27. TIME OF ESSENCE. Time is of the essence of this agreement.
     28. DEFINITIONS. “Landlord,” as used in this Lease, shall include first party, his heirs, representatives, assigns, and successors in title to the Premises. “Tenant” shall include second party, his heirs and representatives, and if this Lease shall be validly assigned or sublet, shall include also Tenant assignees or sublessees, as to the Premises covered by such assignment or sublease. “Landlord” and “Tenant” include male and female, singular and plural, corporation, partnership, or individual, as may fit the particular parties.
     29. ENTIRE AGREEMENT. This Lease contains the entire agreement of the parties hereto, and no representations, inducements, promises, or agreements, oral or otherwise, between the parties, not embodied herein, shall be of any force or effect.
     IN WITNESS WHEREOF, the parties herein have hereunto set their hands and seals, in duplicate, the day and year first above written.

LANDLORD: Ronald D. Ordway
By:	/s/ RONALD D. ORDWAY		{SEAL}
	Title:	Chief Executive Officer

[Execution by Tenant Follows on Next Page.]

TENANT:
/s/ RONALD D. ORDWAY

By:	Ronald D. Ordway	{SEAL}
Title: Chief Executive Officer